UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2018

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal's Pepper Blast is an Effective Solution to Active Shooter Situations Without the Use of Deadly Force

Safe But Powerful Pepper Effect Can Incapacitate a Shooter with Severe Respiratory and Visual Distress, Does Not Require Any Careful Aiming

SARNIA, Ontario, March 1, 2018 -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and other users worldwide, has available an effective product to counter an active shooter in schools or other situations as we have tragically seen in the news recently. This product is called Pepper Blast and it has the ability to instantly incapacitate an active shooter with severe respiratory distress and impairment of vision for up to 10 minutes without the risks of using deadly force. The effects of Pepper Blast have multiple benefits. Pepper Blast dramatically reduces or prevents any accurate targeting by the shooter, gives students time to get away, and can also give school officials the opportunity to subdue the shooter.

Lamperd Less Lethal's Pepper Blast, unlike pepper spray devices, does not need to be carefully aimed but only thrown in the vicinity of the shooter. Once Pepper Blast discharges, the shooter is instantly enveloped in a cloud of powerful but harmless pepper mist that will result in the shooter's serious respiratory and visual impairment. Since Pepper Blast is not a deadly force measure, it can be safely carried by trained teachers and other school officials. Pepper Blast does not release any harmful fragments upon discharge since the casing which ruptures is made only of soft plastic. The device can also be used as an area denial tactic to keep a shooter away from specific locations.

Lamperd Less Lethal has had the Pepper Blast device in the company's product line for some time but current events involving active shooters taking innocent lives make it imperative that we make an additional effort to draw attention to this simple, safe and effective counter-measure. Detailed specifications, photos and a demonstration video of Pepper Blast can be seen on the Lamperd Less Lethal website at http://www.lamperdlesslethal.com.  We ask that serious consideration be given to employing the Lamperd Pepper Blast solution which can save innocent lives in the future. Please contact us via sales@lamperdlesslethal.com for further information on this product as well as training for appropriate use. We will help in every way that we can.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Company Website: www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram:http://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: http://www.twitter.com/llli_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

#Colleges #Universities #Schools #Safety #Malls #LessLethal $LLLI

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: March 2, 2018	By:	/s/ Barry Lamperd
Barry Lamperd
President

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